Exhibit 10.7

JAMBA, INC.

INDUCEMENT AWARD

NOTICE OF GRANT OF NON-STATUTORY STOCK OPTION

(NON-PLAN AWARD)

Jamba, Inc. (the “Company”) has granted to the Participant an option (the “Option” or “Award”) to purchase certain shares of Stock, as follows:

Participant:

Date of Grant:

Number of Option Shares:	, subject to adjustment as provided by the Option Agreement.

Exercise Price:	$

Vesting Commencement Date:

Option Expiration Date:

Tax Status of Option:	Non-statutory Stock Option

Vested Shares:	[Insert Vesting Schedule]

Superseding Agreement:	None/ . To the extent that a Superseding Agreement is listed, to the extent that such Superseding Agreement provides for more beneficial vesting and/or exercise terms, then, notwithstanding anything in this Grant Notice or the Stock Option Agreement to the contrary, the provisions of that Superseding Agreement shall govern.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Option is governed by this Grant Notice and by the Stock Option Agreement. The Participant acknowledges that copies of the Stock Option Agreement and the prospectus for this Award have been provided to the Participant. The Participant represents that the Participant has read and is familiar with the provisions of the Stock Option Agreement, and hereby accepts the Award subject to all of their terms and conditions.

JAMBA, INC.	PARTICIPANT

By:
Signature

Date
Address
Address

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